SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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                          Date of report: July 30, 2003
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                         (Date of earliest event report)

                     STANDFIELD EDUCATIONAL ALTERNATIVES, INC.
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              (Exact name of Registrant as specified in its charter)

                                     Florida
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                 (State or other jurisdiction of incorporation)

  Florida                          333-40110                  65-0386286
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(State or other jurisdiction   (Commission File No.)      (I.R.S. Employer
      Of incorporation)                                  Identification No.)


       7778 2771-29 Monument Road, Suite 336, Jacksonville, FL   32225
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                    (Address of principal executive offices)

Registrant's telephone number including area code     904-743-9094
                                                 ---------------------


Item 5.  Other Events and Regulation FD Disclosure


Reverse Stock Split and Amendment to Articles of Incorporation


(a)      Reverse Stock Split - On July 30, 2003, the Majority
Shareholders and the Board of Directors approved a reverse stock split as follows:

      (i) The reverse stock split will be effective on September 1, 2003. The record date of the reverse stock split is August 29, 2003.

      (ii) A majority of the shareholders have already approved the reverse stock split.

      (iii) The reverse stock split will be a one hundred-for-one split of Stanfield Educational Alternatives, Inc.'s common stock.

(b) Amendment to Articles of Incorporation - On July 30, 2003, the Majority Shareholders and the Board of Directors approved amendments to the Articles of Incorporation which are designed to reorganize the capital structure of the Company. The Articles increase the total number of authorized preferred shares from 15,000,000 to 150,000,000. The 2,000,000 shares which were previously designated as Series 2001 Convertible Preferred Stock remain unchanged. The Series 2001A Convertible Preferred Stock


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which previously consisted on 5, 593,000 shares has been amended such that 100,000,000 shares are now designated as Series 2001A Convertible Preferred Stock. The series that was previously designated as Series 2001B Convertible Preferred Stock has been abolished. A new series, designated as Class B Preferred Stock was created, the main feature of which is the existence of ten votes per share for each share of this series.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 30, 2003           STANFIELD EDUCATIONAL ALTERNATIVES, INC.


                              /s/Bradley Wilson
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                                         By: /s/ Bradley Wilson
                                         It's: President



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